BULK PRIMARY
FIRST LIEN MASTER POLICY

3003 Oak Road
Walnut Creek, California 94597

PMI Mortgage Insurance Co. (an Arizona corporation hereinafter called the "Company") agrees to pay to the Insured, in consideration of the premium or premiums to be paid as hereinafter specified and in reliance upon the Insured's representations and statements made in any Application for coverage under this Policy, any loss due to the Default by a Borrower on a Loan, subject to the terms and conditions contained herein.

To obtain information about this Policy, to register a complaint or to obtain information about related mortgage guaranty insurance products and services offered by the Company, the insured or its servicer may call the Company toll free at 800-288-1970.

U.S. Bank National Association solely in its capacity as                     21046-0031-0
Trustee for BNC Mortgage Loan Trust 2006-2, Mortgage
Pass-Through Certificates, Series 2006-2
60 Livingston Avenue
Saint Paul, Minnesota 55107

IN WITNESS WHEREOF, the Company has caused its Corporate Seal to be affixed hereto and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signature and binding on the Company.

PMI Mortgage Insurance Co.

David Katkov, President	Victor J. Bacigalupi, Secretary

Authorized Representative

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TERMS AND CONDITIONS

I.	Definitions

A.	Acquisition Option means the method of determining the amount of the Insurance Benefit with respect to a Loan as set forth in Section V., C., 1.

B.	Advances means the reasonable and necessary sums paid by the Insured with respect to Loan after Default, for the following:

1.	Hazard insurance premiums;

2.	Real estate property taxes;

3.	Property protection and preservation expenses;

4.	Property sales expenses;

5.	Customary foreclosure costs including Court Expenses and reasonable attorney's fees;

6.	Costs of other customary legal proceedings, as may be necessary to obtain Good and Merchantable Title to or Possession of the Property; and

7.	Loss mitigation expenses.

C.
Anticipated Loss means, in connection with a Claim, an amount equal to the Company's cost of paying the full Claim Amount calculated in accordance with Section V., B., less the amount the Company reasonably anticipates receiving as net proceeds of the sale of the Property, subtracting also from such proceeds all anticipated costs of the sale and holding costs, but in any event, such amount shall never be greater than the Loss calculated under the Percentage Option in accordance with Section V., C., 2.

D.
Application means the Insured's statements and descriptions, both oral and written, relative to the Loan made in connection with the application or negotiation for the insurance provided by this Policy, including the representations made, and documents executed by the Borrower, as evidenced by documents, writings, electronic media transfers, telephone data transmissions, and the like.

E.	Appropriate Proceedings means any legal or administrative action or proceeding by the Insured affecting either the Loan or the title to the Property, and include, but are not limited to:

1.	enforcing the terms of the Loan as allowed by the laws where the Property is located; or

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2.	establishing a deficiency amount where appropriate and permissible and where directed by the Company; or

3.	acquiring all the Borrower's right and title to the Property in the Insured's name, but excluding any voluntary conveyance under Section IV., D., (Voluntary Conveyance); or

4.	asserting the Insured's interest in the Property in a Borrower's bankruptcy or similar proceeding.

F.
Borrower means any Person required to repay the debt obligation created pursuant to the Loan. The Borrower may be more than one Person, and the term shall include any co-signer or guarantor of the Loan.

G.	Borrower's Own Funds means any funds owned by the Borrower and neither borrowed from other sources, nor subject to refund, rebate, or repayment.

H.
Borrower's Title means such title to a Property as was vested in the Borrower at the time of a conveyance to the Insured extinguishing all of the Borrower's rights in the Property; provided, however, if the Insured so elects, the redemption period need not have expired. The deed evidencing such title in the Insured need not be recorded unless required by applicable law.

I.	Certificate means once all conditions for coverage have been satisfied, the number issued by the Company to a Loan, as listed on a Certificate Schedule.

J.
Certificate Schedule means a list of Loans to which coverage has been extended under this Policy, and which is attached to this Policy, or added thereto by endorsement, and any document issued by the Company pursuant to this Policy amending coverage for a Loan.

K.
Claim means the timely filed written request, made on a form provided by or in a manner approved by the Company, to receive benefits of this Policy. A Claim received by the Company containing all information or proof required by the Company shall be called a Perfected Claim.

L.
Claim Amount means the actual loss incurred by the Insured with respect to a Loan as calculated in accordance with Section V., B., (Calculation of Claim Amount) giving effect to adjustments made by the Company due to failure of the Insured to mitigate loss.

M.
Claim Settlement Period means a sixty (60) day period following the filing of a Claim with the Company provided that such period shall be extended by the number of days elapsed from the date the Company sends notice of deficiency of a Claim to the Insured to the date that the Insured files a Perfected Claim with the Company.

N.	Closed means the later of:

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1.	The date on which all Loan documents were executed and delivered; or

2.	The date on which the funds under the Loan were initially disbursed to or for the benefit of the Borrower.

O.
Court Expenses means the out-of-pocket cost of initiating and conducting Appropriate Proceedings or any eviction proceedings. These expenses include costs of filing or serving pleadings, conducting discovery and enforcing judgment. These expenses do not include reimbursement for any time spent by the Insured or the Insured's employees, officers or agents, nor do these expenses include attorney's fees.

P.
Default means the failure by a Borrower to pay when due: (i) an amount equal to or greater than one (1) regular periodic payment due under the terms of a Loan, or (ii) the failure by a Borrower to pay when due all amounts due under a Loan after the exercise by the Insured of the "due on sale" provision of such Loan, provided however, that a Default as defined in (i) above which is cured within 59 days of the payment due date, will not be deemed to be a Default for purposes of administration of this Policy unless the missed payment is the first payment due under a Loan. Default does not mean any other non-monetary default or violation of any other term or condition of the Loan, which would allow for acceleration of the debt or foreclosure or other action to realize upon the security provided by the Loan.

A Loan is deemed to be in Default for the period for which, as of the close of business on the installment due date, a scheduled installment payment has not been made. For example, a Loan is "four periodic payments in Default" if the periodic payments due on January 1 through April 1 remain unpaid as of the close of business on April 1.

Q.
Default Amount means the unpaid principal balance of a Loan as of the date of Default excluding any Negative Amortization. If a Loan has been divided into secured and unsecured portions pursuant to proceedings under the federal bankruptcy laws, the Default Amount shall include the unpaid principal balance due under the unsecured portion of the Loan even if the Insured has written off such unsecured portion of the Loan, provided that the premium paid has been calculated based on both the secured and unsecured portions of the Loan.

R.
Deficiency Expenses means reasonable attorneys fees and necessary court costs incurred by the Insured for those Appropriate Proceedings necessary to pursue or establish a deficiency against the Borrower and which are in addition to those incurred in standard and customary foreclosure proceedings, plus additional interest accruing on the Loan, real estate taxes, casualty insurance premiums and Property preservation expenses incurred during such Appropriate Proceedings and any additional related redemption period.

S.
Down Payment means (i) a cash contribution made by the Borrower, either prior to or at the time the Loan is Closed, from the Borrower's Own Fund's towards the purchase price of the Property, or (ii) a verifiable equity in the Property vested in the Borrower only, after completion of the improvements in accordance with the Original Appraisal.

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T.	Effective Date means, provided that the premium has been paid as required herein, 12:01 a.m. on the date of coverage as indicated on the Certificate Schedule.

U.
Environmental Impairment means Physical Damage to a Property occurring by reason of environmental contamination including, but not limited to, nuclear reaction or radioactive waste, toxic waste, poisoning or pollution of earth or water subjacent to the Property or of the atmosphere above the Property; or similar hazard including any condition giving rise to liability under the Comprehensive Environmental Response, Compensation and Liability Act or any similar law existing under either federal law or the law of the state where the Property is located.

V.
First Party means (a) the Insured or any officer, employee or agent of the Insured or (b) any of the following Persons: the correspondent lender, mortgage loan broker or other intermediary underwriting or originating the Loan on behalf of the Insured or originating lender, or escrow or closing agents or anyone under contract with the Insured or originating lender in connection with the origination of such Loan, such as an appraiser.

W.
FMV means the fair market value of a Property as of a specific date which shall be equal to the lesser of the appraised value or the sale price of the Property on that date; or in the event of a foreclosure sale, the appraised value or estimated value determined in accordance with customary servicing practices, or the value as determined under applicable law, where such law prescribes a method for determining the value of a Property.

X.	Good and Merchantable Title means title to the Property, free and clear of all liens and encumbrances, covenants, conditions, restrictions, easements and rights of redemption, except for:

1.	Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent; and

2.
Any municipal or zoning ordinances, building restrictions or other restrictions, covenants, regulations of use, provided the Property is in compliance with, and its intended use and occupancy is not materially adversely affected by, such restrictions, covenants, regulations or ordinances; and

3.
Easements, rights of way, sewer and utility rights, mineral, oil or timber rights, or any impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.

The Property must have, at a minimum, the following characteristics to establish Good and Merchantable Title: (i) adequate means of ingress and egress; (ii) the right to use of water and sewer facilities appertaining to the Property, whether such rights be by virtue of public easement or private grant; (iii) the Property must be free of any lien for any toxic waste or environmental contamination or similar hazard or claim of such hazard pursuant to the Comprehensive Environmental Response Compensation and Liability Act, as amended, or similar federal or state law providing for liens in connection with the clean up of environmental conditions, and no proceedings to initiate such a lien may be pending, unless otherwise agreed to by the Company.

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Y.
Insurance Benefit means the liability of the Company with respect to a Loan calculated in accordance with this Policy. A right to receive an Insurance Benefit shall be deemed to have arisen when a Default occurs while the Policy is in force for a Loan, notwithstanding that the amount of the Insurance Benefit is not then either presently ascertainable or due and payable.

Z.	Insured means with respect to any Loan:

1.	The Person designated on the face of this Policy; or

2.	Any Person, other than a natural Person, who owns the Loan, either for its own benefit or as trustee for the benefit of a third party.

AA.
Loan means any note or other evidence of indebtedness and the indebtedness it so evidences, together with the mortgage, bond, deed of trust, or other instrument securing said indebtedness, and to which coverage under this Policy has been extended.

BB.
Negative Amortization means the additions to the principal amount of a Loan arising from the insufficiency of regularly scheduled payments to cover interest as it accrues against the principal amount of the Loan as provided for therein.

CC.
Original Appraisal means the appraisal, other report or description of the Property, obtained by the lender under the Loan at the time it was originated, which establishes the value of the Property at that time.

DD.	Percentage Option means the method of determining the amount of the Insurance Benefit with respect to a Loan set forth in Section V., C., 2.

EE.	Person means any individual natural person, or any corporation, partnership, association or other legally recognized entity.

FF.
Physical Damage means tangible damage to a Property that materially adversely affects the use, marketability, or value of the Property, whether caused by accident or otherwise, including, but not limited to damage caused by reason of fire, destruction of tangible property, defects in construction, land subsidence, earth movement or slippage, flood, earthquake, war, civil insurrection, or riot; and further, Physical Damage includes Environmental Impairment and the destruction or removal of chattel items that are considered part of the Property (see Section I., KK., [Property]) For purposes of this definition "material" shall mean an amount equal to or greater than $1,500.00 such that the estimated cost to repair a Property is $1,500.00 or more before the exclusion set forth in Section III., G., (Physical Damage Exclusion) would apply to exclude coverage for a Loan. The presence of radon gas, lead paint or asbestos in the dwelling on the Property shall not be deemed to be Physical Damage.

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GG.	Policy means this contract of insurance together with all Applications, all endorsements, and the Certificate Schedule, all of which are incorporated herein for all purposes.

HH.	Possession of the Property means actual and physical occupancy and control of the Property.

II.	Pre-Arranged Sale means:

1.
A sale of a Property, with the prior approval of the Company, arranged by the Insured (or by the Borrower and approved by the Insured) prior to foreclosure because of a Default by a Borrower, or by the Insured after foreclosure and before expiration of the Claim Settlement Period; or

2.
A foreclosure or trustee's sale of a Property to a third party, or redemption from foreclosure, at a price equal to or greater than the minimum amount specified by the Company to be bid by the Insured at such sale.

JJ.	Pre-Arranged Sale Option means the method of determining the amount of the Insurance Benefit with respect to a Loan set forth in Section V., C., 3.

KK.
Property means the real property and all improvements thereon including any chattel items (including any built-in appliances) which are noted in the Original Appraisal, including all replacements or additions thereto, together with all easements and appurtenances, all rights of access, all rights to use, as well as any co-ownership interests in common areas, recreational and appurtenant facilities, and all replacements or additions thereto.

LL.	Residential means:

1.	A type of building which is designed for occupancy by not more than four families; or

2.	A single-family condominium or planned unit development unit; or

3.	Any other single-family residence unit as to which Good and Merchantable Title may be held or conveyed freely under law, and which the Company has approved in writing.

MM.
Servicer means that Person, other than a natural Person, who at any time is servicing a Loan (as a master servicer, if subservicing is also involved) with respect to the Insured's obligations under the Policy. The Insured shall be presumed to be the Servicer unless the Company is notified otherwise.

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NN.	Uninsured Casualty means Physical Damage to a Property which is either not covered by casualty insurance, or not covered in an amount sufficient to restore such Physical Damage to the Property.

OO.	Uninsured Loan Balance means, at any time, with respect to a Loan, the estimated Claim Amount less the Insurance Benefit estimated pursuant to the Percentage Option.

PP.	Any pronouns, when used herein, shall mean the single or plural, masculine or feminine, as the case may be.

II.	Coverage

A.
Extension of and Level of Coverage- Extension of coverage to a Loan under this Policy shall be evidenced by issuance of a Certificate number on the Certificate Schedule. The Certificate Schedule and the Application for each Loan are incorporated herein by reference and made a part hereof for all purposes. The Policy is issued in reliance upon the Application and on the representations made in connection therewith. Coverage shall commence upon the payment of the initial premium, as of the Effective Date of the Certificate Schedule. The coverage level for each Loan shall be indicated on the Certificate Schedule.

B.	Initial Premium - On the Effective Date of the Certificate Schedule, the Insured shall forward the appropriate initial premium due to the Company to establish coverage as of the Effective Date.

C.
Payment of Renewal Premium - For coverage to be renewed, the entire renewal premium must be paid no later than the fifteenth (15th) day of the second month following the month in which each anniversary of the Effective Date occurs. For example, if the Effective Date was January 12, renewal premium must be paid by March 15. The Company shall give the Servicer, if a Servicer is shown on the records of the Company, or otherwise, the Insured, notice of the renewal premium due date. If the renewal premium is not paid by the last day of the grace period provided above, then the liability of the Company shall terminate as of 12:01 a.m. on the later of the last anniversary of the Effective Date through which the premium has been paid, or, if a non-payment notice is required by applicable law, the last day of the cure period specified in such non-payment notice or as may be required by applicable law (the "Lapse Date"). However, failure to pay a renewal premium will not impair or terminate coverage for Defaults occurring prior to the Lapse Date. Notwithstanding the foregoing, if the renewal premium is not paid by the last day of the above-stated grace period and such Loan is among a group of Loans whose coverage has lapsed due to the transfer, seizure or surrender of the servicing for such Loans, the Insured shall have an additional sixty (60) day grace period in which to pay the renewal premium for such Loan.

D.
Full Premium Payment - The Company shall have the right to hold in a suspense account for up to ninety (90) days any premium payment received, without obligation to apply such premium to coverage while any of the following circumstances exist:

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1.	The payment received is less than the full amount of the premium due with respect to a Certificate;
2.	Information received with the payment is insufficient to identify the Loan to which the payment applies.

At the end of the ninety (90) day period if the Company has not been able to resolve the suspended premium payment with the Insured, then the Company shall either refund the payment or be deemed to have accepted and applied it without lapse of coverage. Where the Company has received notice that there is a Servicer for a Loan then, if a premium is refunded, the Insured shall be notified that such refund was made and shall have sixty (60) days from such notice to cure or perform the conditions precedent to coverage.

E.
Cancellation by the Insured of Coverage for a Loan - The Insured may cancel coverage with respect to a Loan by making a request for cancellation to the Company in writing or via any medium acceptable to the Company. Upon receipt thereof, for coverage having refundable premiums, the Company shall refund such sum as may be determined to be due in accordance with the appropriate cancellation or premium schedule. The Company reserves the right to net out any unpaid premium from any premium refund. However, no refund on a Certificate will be paid if a notice of Default has been filed unless the Insured waives its rights to the Insurance Benefit with respect to that Loan. Cancellation of coverage for a Loan will not cancel this Policy.

F.
Cancellation of Policy - Once coverage has become effective with respect to a Loan, this Policy may not be canceled by the Company for as long as any Certificate assigned under this Policy remains in force. If the Insured desires to cancel this Policy, it may do so by canceling all outstanding Certificates that have been issued under this Policy.

G.
Loan Modifications - Unless prior written approval is obtained from the Company, the Insured shall not make any change in the terms of any Loan including, but not limited to, any change in the amount of the indebtedness, the interest rate, the use of escrow funds or other funds, term or amortization schedule of the Loan, change in the Property, nor release any Borrower from liability on a Loan, provided, however, that changes in the Loan permitted by the instrument evidencing the Loan shall be deemed approved without prior approval.

H.
Assumptions and Balloon Restructures - The renewal or restructure of a Loan at the maturity of a Balloon Payment (hereinafter defined) and the assumption of a Loan by a purchaser of the Property, with or without the release of the original Borrower, are changes to a Loan requiring the Company's prior approval as set forth in Section II., G., (Loan Modifications) above, provided, however, that if under applicable law, the Insured cannot enforce the "Due on Sale" provision of a Loan, then the Company will be deemed to have approved the assumption of such Loan. Notwithstanding anything to the contrary in this Section II., H., the Company will be deemed to have approved the assumption of any Loan where no release is requested and under Section II-406.02 of the Federal National Mortgage Association's Servicing Guide or any successor provision thereof, or any similar provision of the Federal Home Loan Corporation's Sellers' & Servicers' Guide, the assumption is an "exempt transaction" that the Servicer is to approve without review of the terms of the transaction.

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I.
Increase in Loan Amount - In addition to the approval requirement of Section II., G., (Loan Modifications) above, if the principal balance of a Loan is increased (excluding any Negative Amortization), the Insured shall pay an additional premium corresponding to the increase in coverage, at the then prevailing premium rate.

J.
Approval of Loan Modifications - The Company shall not unreasonably withhold any approval required to be obtained in connection with any of the changes listed in Sections II., G., and H.,; however, failure by the Insured to obtain any such approval with respect to any Loan shall constitute a waiver of coverage for that Loan and the Company shall refund premium for the period following such waiver.

K.
Servicing - The Loans will be serviced by one of five servicers qualified and approved by the Company and the Insured. Unless the prior written approval of the Company is obtained, the Servicing of any of the Loans may not be transferred, sold, or assigned unless such transfer, sale or assignment is approved in writing by the Company. The Company shall not unreasonably withhold approval of a proposed servicer. The Company’s approval shall be deemed to be given for the transfer, sale or assignment of all or part of the Loans to a federally insured bank or savings association, an institutional investor, the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Fannie Mae, or to a Fannie Mae or Freddie Mac approved mortgage banker, provided that notice of the same is given as required by this paragraph.

L.
Change of Insured - If all of the Loans are transferred, sold or assigned by the Insured, coverage will continue PROVIDED THAT (a) notice thereof is given to the Company within thirty (30) days of such change, (b) the change in ownership, however denominated, is not occasioned by the redemption, repurchase, cancellation or other method of extinguishing the transaction pursuant to which the Loans were securitized, and (c) the Company approves the change in writing. The Company shall not unreasonably withhold approval of an new Insured.

M.	Coordination and Duplication of Insurance Benefits -

1.
If any portion of a Loan is uninsured, all payments made by the Borrower on the Loan shall be allocated to the insured portion of the Loan in the same ratio as the insured principal amount bears to the total principal amount of the Loan. The Insurance Benefit hereunder shall likewise be calculated on the same pro rata basis.

2.	The Insured shall not carry duplicate mortgage guaranty insurance (other than mortgage guaranty pool insurance or supplemental mortgage guaranty insurance) on any Loan.

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3.
If at the time of Default there is any other valid and collectible insurance in effect for the Loan which would attach if this insurance were not in effect, then the coverage under this Policy shall apply only as excess coverage and in no event as contributing insurance.

N.
Mitigation of Loss - The Insured and its Servicer shall attempt to limit and mitigate loss by adhering to customary servicing standards applicable to delinquent Loans, which may include in appropriate cases, but is not limited to, trying to obtain a cure of Defaults and trying to effectuate a Pre-Arranged Sale or voluntary conveyance of the Property. The Insured shall permit the Company to participate in workout activities for any Loan in Default. Failure of the Insured to materially comply with this Section II., N., with respect to any Loan shall entitle the Company to adjust the Claim Amount by the amount the Company was damaged by such noncompliance. The Company shall attempt to limit and mitigate any loss to the Insured which will not be covered by the Insurance Benefit provided under this Policy.

III.	Exclusions from Coverage

The Company shall not be liable for, and the Policy shall not apply to, extend to or cover the exclusions listed below. In the event that coverage is excluded for any Loan, the Company will refund all premium for that Loan for the period following the occurrence of the event giving rise to such exclusion. Except where prohibited by law, if the damage to the Company arising from an excluded event can be reasonably quantified, the Company shall adjust the Claim Amount by the amount of such damage rather than exclude coverage altogether for such Loan, unless a refund of premium as provided for in the preceding sentence would provide a greater payment to the Insured.

A.
Balloon Payment Exclusion - Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and interest due under the Loan, which payment becomes due when the Insured exercises its right to call the Loan when not in default or because the term of the Loan is shorter than the amortization period, and which payment is for an amount more than twice the regular periodic payment of principal and interest that are set forth in the Loan (commonly referred to as a "Balloon Payment"); provided, however, that this Exclusion shall not apply if the Insured or its Servicer offers the Borrower in writing, before the due date of the Balloon Payment, a renewal or extension of the Loan, or a new loan at then current market rates, in an amount not less than the then outstanding principal balance and with no decrease in the amortization period and the Borrower declines to seek such renewal or refinancing.

B.
Effective Date Exclusion - Any Claim resulting from a Default occurring before the Effective Date of the Policy or after its lapse, cancellation, or expiration; or after coverage is canceled with respect to the Loan.

C.
Incomplete Construction Exclusion - Any Claim when, as of the date of such Claim, construction of the Property had not been completed in accordance with the construction plans and specifications approved by the Loan originator at the time the Loan was originated or in accordance with the Original Appraisal. (This Incomplete Construction Exclusion shall not apply if the construction of the Property has been fully completed and, if Physical Damage occurs during construction, any repairs necessary to restore the Property to its complete condition, reasonable wear and tear excepted, have been completed.) However, coverage for a Default occurring during construction may be excluded by Section III., B., (Effective Date Exclusion) above.

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D.	Residential Property Exclusion - Any Claim where the Property is not, as of the date the Loan is Closed, on the Effective Date, and on the date the Claim is filed, Residential real property.

E.
Negligence and Fraud Exclusion - Any Claim involving or arising out of, or any Claim where the origination of the Loan or extension of coverage hereunder involved or arose out of, any dishonest, fraudulent, criminal, or knowingly wrongful act (including error or omission) by the Insured, the Servicer or any agent of the Insured or Servicer; or any Claim involving or arising out of the negligence of the Insured or the Servicer, which negligence is material either to the acceptance of the risk or to the hazard assumed by the Company.

F.
Non-Approved Servicer Exclusion - Any Claim occurring when the Servicer, at the time of Default or thereafter, was not approved by the Company, provided, however, that this Non-Approved Servicer Exclusion shall not apply to any Loan for which a Default occurs within 150 days after the Company withdraws approval of the Servicer for such Loan. If the Company decides to withdraw approval of a Servicer it shall give written notice of that decision to the Insured for each affected Loan as shown in the Company's records.

G.
Physical Damage Exclusion - Any Claim where there is Physical Damage to the Property, occurring or manifesting itself after the Effective Date; provided, however, that this exclusion will not apply (i.e., the Company will provide coverage for a Claim) where Physical Damage has occurred to the Property if:

1.
The Default giving rise to a Claim was not primarily caused by an Uninsured Casualty occurring prior to such Default, and the Company has elected to pay either the Percentage Option or the Pre-Arranged Sale Option as the Insurance Benefit for the Loan; or

2.
The Property has been restored to its condition as reported in the Original Appraisal (as fully completed), reasonable wear and tear excepted. The Insured may elect to accept a reduction in the Claim Amount by an amount equal to the estimated cost to completely restore the Property as would otherwise be required by this exclusion rather than be required to restore the Property to obtain an Insurance Benefit under this Policy. In the event the Company relies on an estimate for such restoration that is not obtained by the Insured, then the Company shall, at the request of the Insured, provide a copy of such estimate to the Insured.

H.
Loan to Value Ratio Exclusion - Any Claim where the original principal balance of the Loan exceeded one hundred percent (100%) of the FMV of the Property at the time the Loan was originated, and such fact was not disclosed to the Company at the time coverage under this Policy was extended to such Loan.

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I.	Negative Amortization Exclusion - Unless otherwise endorsed, any Negative Amortization with respect to a Loan.

J.
Defenses to Loan Exclusion - That portion of any Claim equal to the amount of the indebtedness from which the Borrower is released, or any Claim against which the Borrower successfully asserts defenses that have the effect of releasing, in whole or in part, the Borrower's obligations to repay the Loan, provided, however, this Defenses to Loan Exclusion shall not apply where the release of the Borrower is the result of a bankruptcy "cram down" so long as the Insured has continued to pay premium on the full amount of the indebtedness and that all other conditions of this Policy have met.

K.
Environmental Impairment Exclusion - Any Claim where there is Environmental Impairment to the Property which existed prior to the Effective Date if the existence, or suspected existence, of the Environmental Impairment was not disclosed in the Application and the Environmental Impairment (i) is a principal cause of the Default, and (ii) has made the principal Residential structure on the Property uninhabitable. A structure will be considered "uninhabitable" if generally recognized standards for residential occupancy are violated or if, in the absence of such standards, a fully informed and reasonable person would conclude that such structure was not safe to live in without fear of injury to health or safety. Notwithstanding the foregoing, this exclusion shall not apply if the Insured has removed or remedied the condition that constitutes the Environmental Impairment or the Insured has removed the hazardous character of such condition in accordance with applicable federal, state or local laws.

IV. Conditions Precedent to Payment of Claim

The following Claim payment procedures contain the conditions precedent to, and additional limitations upon the Company's obligation to pay Insurance Benefits under this Policy:

A.	Notice of Default - The Insured shall give the Company notice:

1.	Within forty-five (45) days of Default, if it occurs when the first payment is due under a Loan; or

2.	Not later than the last business day of the month following the month in which the first of the following events occur:

a. The date when the Borrower becomes three (3) periodic payments in Default on the Loan if the periodic payments are made monthly, and not later than ninety (90) days after the occurrence of a Default for Loans having periodic payments more often than once a month; or

b. Foreclosure or other Appropriate Proceedings have been commenced.

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Such notice shall be on forms provided by or approved by the Company or via a medium acceptable to the Company. Unavailability of Company forms is not a valid reason for delay in reporting. Failure to report a Default as required by this Section IV., B., shall entitle the Company to deduct from the Claimable Amount of a Claim thirty (30) days of interest accruing on the Loan during the period between the date the notice of Default should have been filed and the date it was submitted to the Company.

B.
Monthly Reports - Following a notice of Default on a Loan or the commencement of Appropriate Proceedings, the Insured shall give the Company monthly reports on forms furnished or approved by the Company or via a medium acceptable to the Company, on the status of the Loan and on the servicing efforts undertaken to remedy the Default or conclude the Appropriate Proceedings. These monthly reports shall continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until title to the Property has been transferred to the Insured.

C.
Company's Options after Notice of Default - If the Company so directs, at any time after receiving the Insured's notice of Default, the Insured shall file a Claim within twenty (20) days and the Company may elect to pay the Insurance Benefit pursuant to the Percentage Option. Thereafter, following the Insured's acquisition of the Borrower's Title to the Property, the Insured shall be entitled to file a supplemental Claim in an amount equal to the sum of the Advances not included in the initial Claim, plus any Deficiency Expenses (See Section I.,R.) subject to the limitations and deductions of Section V., B., (Calculation of Claim Amount) and such supplemental Claim shall be paid by the Company in accordance with the Percentage Option.

D.	Voluntary Conveyance - The Insured may accept a conveyance of title from the Borrower in lieu of foreclosure or other proceedings if:

1.	The ability of the Insured to preserve, transfer and assign to the Company the Insured's rights against the Borrower is not impaired; and

2.	The rights of the Company under this Policy against such Borrower are not adversely affected; or if

3.
The written approval of the Company has been obtained; provided, however, it is understood that such approval shall not constitute nor be deemed an admission of liability by the Company with respect to coverage for the related Loan.

E.
Appropriate Proceedings - The Insured MUST begin Appropriate Proceedings when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken. The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default. When either defending against or bringing Appropriate Proceedings, the Insured shall report the status of these proceedings to the Company as reasonably and expeditiously as possible.

UW 2510.00 (09/00)

BULK PRIMARY
FIRST LIEN MASTER POLICY

In conducting Appropriate Proceedings, the Insured shall:

1.	Diligently pursue the Appropriate Proceedings once they have begun;

2.	Apply for the appointment of a receiver and assignment of rents, if permitted by law, requested by the Company, and appropriate for the Property;

3.	At the request of the Company, furnish the Company with copies of all notices and pleadings filed or required in the Appropriate Proceedings;

4.
Act so that its ability to preserve, transfer and assign to the Company its rights against the Borrower is not impaired; and so that the rights of the Company under this Policy against the Borrower are not adversely affected, including any rights to obtain a deficiency judgment, provided that the Insured shall not be required to pursue or establish a deficiency against the Borrower in those states where the Company is not permitted to pursue such a deficiency;

5.
Bid an amount at the foreclosure sale which is not less than the minimum amount nor more than the maximum amount set forth below, unless the Company notifies the Insured of other instructions or waives its right to give bidding instructions, in writing.

a. If the FMV of a Property is less than the Uninsured Loan Balance, the Insured shall start bidding at not less than the FMV of the Property and may continue bidding up to a maximum of the Uninsured Loan Balance.

b. If the FMV of a Property is greater than the Uninsured Loan Balance, the Insured shall start bidding at not less than the Uninsured Loan Balance up to a maximum amount equal to the Claim Amount.

If other bidding instructions are provided they will not specify a maximum bid that is less than the Uninsured Loan Balance, and, if the Property is subject to redemption for less than the outstanding amount of the Loan, then such other bidding instructions will not specify an opening bid of less than the Uninsured Loan Balance.

F.
Pre-Arranged Sales - In the event of Default on a Loan, it shall be a condition precedent to payment of any Insurance Benefit on the Loan that (i) the Insured attempt to obtain a Pre-Arranged Sale of the Property whenever reasonable, and (ii) the Insured shall authorize its broker, when requested by the Company, to release marketing information for the Property to the Company, if requested by the Company, unless the Insured shall have notified the broker that the Company's right to acquire the Property has expired or been waived. For purposes of this section, a "Pre-Arranged Sale Offer" means an offer to purchase the Property received by the Insured, together with a schedule of (i) expense items proposed by the Insured to be included in the settlement amount of the Pre-Arranged Sale Offer is accepted and the proposed Property sale closes, and (ii) the Insured's then-estimated amounts thereof. Pre-Arranged Sale Offers that the Insured chooses to submit to the Company will be approved or rejected by the Company.

UW 2510.00 (09/00)

BULK PRIMARY
FIRST LIEN MASTER POLICY

G.	Claim Requirements - The Insured must provide the Company with:

1.	A completed form furnished or approved by the Company for payment of a Claim ("Claim for Loss Form"); and

2.	All information reasonably requested on the Claim for Loss Form together with all documentation requested on or necessary to complete such Claim for Loss Form; and

3.
Evidence satisfactory to the Company that the Insured has acquired the Borrower's Title to the Property, except where the Company has elected the Pre-Arranged Sale Option provided, however, if the primary cause of the Default was a circumstance or event which would prevent the Insured from obtaining Good and Merchantable Title, then no matter which settlement option the Company elects, the Insured must comply with the requirements of Section IV., G., 4, as if the Company had elected the Acquisition Option; and

4.
In the event the Company elects the Acquisition Option, a recordable deed in normal and customary form containing the usual warranties and covenants conveying to the Company or its designee Good and Merchantable Title to the Property, along with evidence satisfactory to the Company that the Insured has acquired and can convey to the Company or its designee Good and Merchantable Title to the Property; and

5.	All other documentation or information reasonably requested by the Company for purposes of investigating and/or adjusting the Claim; and

6.
Access to the Property for purposes of determining its value, and for investigating and/or adjusting the Claim; provided, however, if the Company elects the Acquisition Option, then Possession of the Property must be provided by the Insured, unless the Company waives this requirement in writing.

V.	Loss Payment Procedure

A.
Filing of Claim - The Insured shall file a Claim no later than sixty (60) days after the earlier of acquiring the Borrower's Title to the Property or a Pre-Arranged Sale, provided that if the Company elects to acquire the Property, then no later than sixty (60) days after the Insured acquires Good and Merchantable Title to the Property. Failure of the Insured to file a Claim within this time period shall (i) relieve the Company of any obligation to include in the Claim Amount interest and Advances accruing on the Loan after such sixty (60) day period has expired, and (ii) entitle the Company to adjust such Claim to the extent that the Company is prejudiced by such late filing of the Claim, up to 100% of the Insurance Benefit.

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BULK PRIMARY
FIRST LIEN MASTER POLICY

Unavailability of Company forms is not a valid reason to delay filing a Claim. If a Claim filed by the Insured is incomplete the Company shall within twenty (20) days of receipt of a Claim, notify the Insured of all items needed to perfect such Claim. If no notice of deficiency of the Claim is sent within the twenty (20) day period following receipt of the Claim by the Company, then the Claim shall be deemed to be perfected as of the date the Company received the Claim.

B.	Calculation of Claim Amount - The Claim Amount for any Loan shall be an amount equal to the sum of:

1.
The Default Amount but excluding any portion of the principal balance attributable to any increase therein after the first payment is due and payable, and excluding capitalized penalty interest or late payment charges. (See Section III., I., (Negative Amortization Exclusion) THIS POLICY DOES NOT COVER NEGATIVE AMORTIZATION UNLESS SUCH COVERAGE IS ENDORSED FOR A LOAN); and

2.
The amount of accumulated delinquent interest due on the Loan at the contract rate stated in the Loan from the date of Default through the date that the Claim is submitted to the Company, but excluding applicable late charges and penalty interest; additional interest computed on the Default Amount until the Pre-Arranged Sale of the Property, and thereafter until the Pre-Arranged Sale closing information is submitted, computed on the Default Amount reduced by the net proceeds of such Pre-Arranged Sale (For purposes of this Section, "late charges and penalty interest" includes, but is not limited to, increases in interest rate caused by non-performance of the Borrower. In no event will the Claim Amount include interest at a rate other than what the Insured would receive if the Loan were paid as current in accordance with its own terms); and

3.	The amount of Advances made by the Insured; provided that:

a. Attorney's fees advanced thereunder shall not exceed three percent (3%) of the sum of the (1) and (2) above; and

b. Payment for Advances other than Attorney's fees, shall be prorated through the earlier of the date the Claim is submitted to the Company or the Pre-Arranged Sale of the Property;

less:

4.
All rents and other payments (excluding proceeds of fire and extended coverage insurance and proceeds of a Pre-Arranged Sale) collected or received by the Insured, which are derived from or in any way related to the Property;

5.	The amount of cash available to the Insured remaining in any escrow account as of the last payment date;

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BULK PRIMARY
FIRST LIEN MASTER POLICY

6.	The amount of cash to which the Insured has retained the right of possession as security for the Loan; and

7.
The amount paid under applicable fire and extended coverage policies which has not been applied to either the restoration of the Property, if the Property suffered Physical Damage, or to the payment of the Loan; and

8.	The amount expended by the Insured for Advances requiring approval by the Company which are not in compliance with the Company's guidelines and which have not been approved by the Company.

C.
Payment of Insurance Benefit - The Company, at its sole option, shall elect one of the following three options and pay to the Insured, on or before the last day of the Claim Settlement Period, as the Insurance Benefit, either:

1.
The Acquisition Option which shall equal the Claim Amount less the amount of any payments of Loss previously made by the Company with respect to the Loan, payable in exchange for the conveyance of Good and Merchantable Title to and Possession of the Property; provided, however, that if the Insured is unable to perform any conditions precedent to payment of a Claim within the later of thirty (30) days after the redemption period or ninety (90) days after the Claim Adjustment Period, then, so long as the Claim is not otherwise excluded, the Insured may retain title to the Property and the Insurance Benefit under this Acquisition Option shall be an amount equal to the Company's Anticipated Loss in connection with such Property ; or

2.	The Percentage Option which is an amount equal to the Claim Amount multiplied by the percentage of coverage specified in this Policy, or

3.
The Pre-Arranged Sale Option is an amount equal to the lesser of the Percentage Option or the Insured's actual loss in connection with a Pre-Arranged Sale of the Property. The Insured's actual loss shall be an amount equal to the Claim Amount plus all reasonable costs incurred in obtaining and closing such sale less the proceeds of the Pre-Arranged Sale.

In addition to payment under one of the foregoing options, the Company will pay whatever Deficiency Expenses are payable to the Insured pursuant to Section V., D. (Deficiency Expenses).

In the event that a Pre-Arranged Sale fails to close prior to the end of the Claim Settlement Period, the Company may postpone payment of the Insurance Benefit for up to (90) ninety days, or if earlier, until such Pre-Arranged Sale closes or is terminated, provided that interest on the Default Amount at the rate due upon the Loan during such postponement is paid to the Insured.

Further, in the event the Property is redeemed after the payment of the Percentage Option, the Insured shall be obligated to promptly refund to the Company the amount, if any, by which the redemption price plus the Insurance Benefit exceeds the Claim Amount.

UW 2510.00 (09/00)

BULK PRIMARY
FIRST LIEN MASTER POLICY

In the event the Company does not pay the Insurance Benefit within the Claim Settlement Period, it will pay interest on the Insurance Benefit at the rate due under the Loan from the last day of the Claim Settlement Period until the Claim is paid.

D.
Deficiency Expenses - Notwithstanding the provisions of Section V., C., (Payment of Insurance Benefit) above, in the case where a deficiency against the Borrower is being pursued solely at the request of the Company, then any Deficiency Expenses shall be added to the amount of the Insurance Benefit. If a deficiency against a Borrower is being pursued as part of Appropriate Proceedings, for the benefit of both the Insured and the Company, then at the time such deficiency rights are established or a deficiency judgment is obtained, whichever shall occur first, the Deficiency Expenses plus any similar expenses incurred by the Company in connection with such deficiency shall be settled between the parties on the same pro rata basis set forth in Section VI., B. (Subrogation) for the settlement of deficiency recoveries. Expenses and costs arising after that point shall be treated as collection expenses to be netted against the deficiency recovery, if any, (and, if none, to be shared between the parties on the same pro rata basis when it becomes clear that nothing will be recovered).

To facilitate the decision of whether to pursue or establish a deficiency against a Borrower, the Insured shall provide the Company with any information it may have relevant to collecting on a deficiency judgment for that case. The Company will discuss all such information it may have with the Insured so that the parties can decide whether any Appropriate Proceedings (necessary to establishing or pursuing a deficiency) are to be pursued for the benefit of both parties or whether one of the parties will elect not to participate in any recovery. The Insured will be deemed to be participating in Appropriate Proceedings solely at the request of the Company when such proceedings are not a condition precedent to obtaining Borrower's Title to or Possession of a Property and, after the parties have exchanged information on the Loan, the Insured has advised the Company in writing why the Insured does not wish to participate in such proceedings.

E.
Discharge of Obligation - Any payment by the Company in accordance with Section V., C., (Payment of Insurance Benefit) and, if applicable, Section V., D., (Deficiency Expenses) or Section IV., C., (Company's Options after Notice of Default), taking into account appropriate adjustments, shall be a full and final discharge of the Company's obligation under this Policy with respect to the related Loan. Notwithstanding the preceding sentence, the Company shall not be relieved of its obligation to pay any appropriate supplemental Claims filed pursuant to Section IV., C., (Company's Options after Notice of Default) or as may otherwise be agreed to by the Company.

VI.	Additional Conditions

A.
Proceedings of Eminent Domain - In the event that part or all of the Property is taken by eminent domain, condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured shall require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

UW 2510.00 (09/00)

BULK PRIMARY
FIRST LIEN MASTER POLICY

B.
Subrogation - The Company shall be subrogated pro rata, to the full extent permitted by law (except where the Company is prohibited by law from pursuing recovery of a Loan), to all of the Insured's Recovery Rights with respect to a Loan, upon payment of a Claim hereunder. "Recovery Rights" shall mean all rights of recovery against the Borrower and any other Person or organization relating to the Loan or to the Property. The Company's pro rata share of the net deficiency recovered (i.e., amounts recovered less reasonable costs and expenses) with respect to any Loan shall be the amount of the Insurance Benefit divided by the amount of the deficiency judgment. Internal staff costs and overhead expenses shall not be deducted in determining the amount of a net deficiency recovery unless specifically agreed to in writing by the parties.

The Insured hereby designates the Company its exclusive agent (i) to pursue all of the Insured's Recovery Rights to which the Company has not become subrogated by payment of a Claim (i.e., the Insured's share of the Recovery Rights), (ii) to file any action in the Company's name as assignee of the Insured, to collect on the Insured's Recovery Rights, and (iii) to settle and compromise any such Recovery Rights on behalf of the Insured, it being understood and agreed that the Company shall have the exclusive rights to pursue and settle all Recovery Rights for any Loan on which a Claim payment is made hereunder, unless waived in writing by the Company. If the Company decides not to pursue Recovery Rights with respect to a Loan, then the Company shall issue a written waiver of its subrogation and management rights to the Insured. The Insured shall execute and deliver at the request of the Company such instruments and documents, and undertake such actions as may be necessary to transfer, assign and secure such Recovery Rights to the Company. The Insured shall refrain from any action, either before or after payment of a Claim hereunder that shall prejudice such Recovery Rights.

Notwithstanding any provision in the foregoing paragraph to the contrary, in the event the Insured has, in addition to Recovery Rights against a Borrower or any other Person, a claim or claims against such Borrower or other Person not related to the Recovery Rights, then the Insured shall have the right to pursue in its own name all the Recovery Rights in conjunction with the Insured's other claim or claims, and the Company will waive its right to manage the pursuit of the Recovery Rights.

The execution by the authorized party, even if it be a party other than the Insured, of a release or waiver of the right to collect the unpaid balance of a Loan, if it has such effect, shall release the Company from its obligations hereunder to the extent and amount of such release or waiver, unless the Company is prohibited by law from pursuing recovery of such Loan.

C.
Representations and Reliance; Incontestability - All statements made by the Insured, the Servicer, the Borrower or any other Person in any part of the Application, including the Original Appraisal, plans and specifications, or any exhibits or documents submitted therewith, are deemed to be the Insured's representations. The Company has issued this Policy and has extended coverage to each Loan listed on the Certificate Schedule in reliance on the correctness and completeness of such representations as made or deemed to be made by the Insured.

UW 2510.00 (09/00)

BULK PRIMARY
FIRST LIEN MASTER POLICY

No Claim otherwise payable under this Policy with respect to a Loan will be denied, nor will the coverage for such Loan be rescinded, based on any misrepresentation in the Application made by the Borrower or any Person other than a First Party, once twelve (12) regularly scheduled periodic payments have been made on that Loan from the Borrower's Own Funds.

Notwithstanding the foregoing provisions of this Section VI., C.,, the Company will not be precluded from denying a Claim or rescinding coverage for a Loan where prior to the Borrower making twelve (12) regularly scheduled payments from the Borrower's Own Funds, the Company notifies the Insured in writing that the Company has sufficient evidence to establish a reasonable belief that there was a material misrepresentation made in the Application with respect to such Loan and the Company provides a reasonable description of such misrepresentation.

D.
Notice - Premium payments are to be paid as provided in Sections II., B., and C., and sent to the Company at the address listed on the Commitment, or as otherwise instructed by the Company in writing. All other notices, Claims, tenders, reports and other data required to be submitted to the Company by the Insured shall be either (i) mailed postpaid, (ii) sent by overnight courier, (iii) transmitted electronically or via magnetic tape or other media in a manner approved by the Company, or (iv) sent by telephonic facsimile transmission, to the Company’s home office at the following address and facsimile number:

For Claim matters:

PMI Mortgage Insurance Co.
P. O. Box 193837
San Francisco, California 94119
Attention: Claim Department
Facsimile Number: (415) 788-8593

For Customer Service matters:

PMI Mortgage Insurance Co.
P.O. Box 3836
San Francisco, California 94119
Attention: Customer Service Department
Facsimile Number: (415) 291-6191

All notices to the Insured shall be given to the Servicer unless the Company has not been notified that a Loan is being serviced by a Person other than the Insured, and shall be either (i) mailed postpaid, (ii) sent by overnight courier, (iii) transmitted electronically or magnetically in a manner approved by the Insured, or (iv) sent by telephonic facsimile transmission, to the Servicer, at the address and facsimile number provided in writing by the Insured to the Company, or to the last known address and facsimile number for that Servicer, except that for facsimile transmissions, the Company shall confirm telephonically or otherwise the accuracy of the facsimile number used. Nonpayment notices under Section II., C. and notices required under Section III., F. shall be sent to both the Insured and the Servicer whenever the Company has been notified that the Servicer is a Person other than the Insured. All notices to the Insured and Servicer will be sent to those Persons whom the Company was last notified as owning or servicing the Loan, respectively, at the last known address for such Persons as reflected in the records of the Company.

UW 2510.00 (09/00)

BULK PRIMARY
FIRST LIEN MASTER POLICY

Either party may notify the other of a change in address in the same manner as provided for giving notice. All notices, Claims, tenders, reports and other data required to be submitted to the Company or to the Insured shall be deemed to have been given five (5) days after the same is deposited in the U.S. Mail, delivered to an overnight courier, or transmitted in a manner approved above, unless actually received earlier. If the Insured requests that notices be sent to a third party other than the Insured and Servicer, the Company agrees to use its best efforts to give such notices but the Company shall not incur any liability for failure to send any notice to any third parties.

E.
Reports and Examinations - As pertinent to any Loan or the Policy, the Company may call on the Insured for such reports as it may deem reasonably necessary, and may inspect the files, books and records of the Insured as they pertain to any Loan or to the Policy. The Company has the right to require that any information which the Insured is required to provide under this Policy be certified as to its truthfulness and accuracy by an officer or properly authorized employee of either or both the Insured and the Servicer.

F.
Arbitration - Unless prohibited by applicable law, any controversy or dispute, including any Claim made hereunder, arising out of or relating to this Policy, may, upon the mutual consent of all parties to the dispute, be settled by binding arbitration in accordance with the title insurance rules of the American Arbitration Association in effect on the date the demand for arbitration is made. If this remedy is elected by all parties to the dispute, then the decision of the arbitrator(s) shall be final and binding on all the parties, and shall be enforceable in any court of competent jurisdiction in the United States of America.

G.	Suit -

UW 2510.00 (09/00)

BULK PRIMARY
FIRST LIEN MASTER POLICY

1.
No suit or action for recovery of any Claim or Insurance Benefit under this Policy shall be sustained in any court of law or equity unless the Insured has materially and substantially complied with the terms and conditions of this Policy, and unless the suit or action in equity is commenced within three (3) years or such longer period of time as may be required by applicable law, after (i) the Claim has been presented to the Company or (ii) the date on which the cause of action accrued, whichever is earlier. No suit or action on a Claim or Insurance Benefit may be brought against the Company until sixty (60) days have elapsed from the later of the date that the Insured is notified that Claim is perfected or from the date the Claim is deemed to be a Perfected Claim, unless the subject matter of the suit or action is whether a Perfected Claim has been filed.

2.
If a dispute arises concerning the Loan and involving either the Property or the Insured, the Company has the right to protect its interest by defending any action arising from such dispute, even if the allegations involved are groundless, false or fraudulent. The Company is NOT REQUIRED to defend any lawsuit involving either the Insured, the Property or the Loan. The Company shall also have the right to direct the Insured to institute suit on the Insured's behalf, if this suit is necessary or appropriate to preserve the Company's rights in connection with a Loan or Property. If any litigation costs and expenses incurred by either the Company or the Insured under this Section VI., G., arise out of an action involving the negligent or wrongful conduct or breach of contract on the part of the Insured, then the Insured shall bear all such costs and expenses, and in all other cases, the Company shall bear such costs and expenses.

H.
Parties in Interest - This contract shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Insured and its permitted successors and assigns. Neither the Borrower, nor any successive owner of a Property, nor any pool insurance carrier, nor any other Person is included or intended as a third party beneficiary to this Policy. Payments made to the Insured hereunder are intended as indemnification for actual loss and shall not affect nor impair the Insured's rights of recovery against the Borrower subject, however, to the provisions of Section VI., B., (Subrogation). Because the Company and the Insured are the only parties to the Policy, they may agree to modify or amend or terminate this Policy or any Certificate without the consent of, or notice to, any Borrower, Servicer or any other Person.

I.
Agency - Neither the Insured, its Servicer, its originators, nor any of their respective employees or agents shall be or shall be deemed to be agents of the Company, nor shall the Company be or be deemed to be an agent of the Insured or Servicer except to the extent of the Recovery Rights assigned to the Company pursuant to Section IV., B., (Subrogation). The Servicer is deemed to be an agent of the Insured for all purposes under this Policy, including, but not limited to, for receiving notices, payments of Insurance Benefit, settling Claims, and performing acts required of the Insured under this Policy excepting for receipt of notices required under Section III., F., (Non-Approved Servicer).

J.
Governing Law; Conformity to Statute - This Policy, including the Certificate Schedule, Claim or Insurance Benefit related to any Loan, shall be governed by the law of the jurisdiction in which the original named Insured is located as shown in on the face page hereof. Any provision of this Policy which is in conflict with the law of the aforesaid jurisdiction is hereby amended to conform to the minimum requirements of that law.

K.
Electronic Data Storage - It is understood that the Company may store information, the contents or images of documents or other data on electronic media or other media generally accepted for business records (such as microfiche). The Company and Insured agree that the data stored on such electronic or other media are equally acceptable between the parties for all purposes as information, documents or other data maintained in printed or written form, including but not limited to, for the purposes of litigation or arbitration.

UW 2510.00 (09/00)

BULK PRIMARY
FIRST LIEN MASTER POLICY

L.
No Waiver - Except as provided in Section VI., C., Representations and Reliance; Incontestability, nothing contained in this Policy shall be deemed to waive or limit the Company's rights arising at law or in equity to rescind or reform this Policy or the Certificate in the event that material misrepresentations of fact or fraudulent statements were relied upon by the Company in issuing this Policy or extending coverage hereunder to any Loan.

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SCHEDULE ENDORSEMENT TO
BULK PRIMARY FIRST LIEN MASTER POLICY
(the “Policy”)

POLICY ISSUED TO:	ATTACHED TO AND FORMING
PART OF POLICY NUMBER:

U.S. Bank National Association solely	21046-0031-1
In its Capacity as Trustee for
BNC Mortgage Loan Trust 2006-2, Mortgage
Pass-Through Certificates, Series 2006-2
60 Livingston Avenue
Saint Paul, Minnesota 55107

EFFECTIVE DATE OF POLICY:	EFFECTIVE DATE OF SCHEDULE
ENDORSEMENT:
October 1, 2006	October 1, 2006

The Schedule Endorsement hereby extends coverage under the above Policy of Insurance, from and after the date of this Schedule Endorsement, to those Loans listed in the Certificate Schedule attached hereto and made a part to this Schedule Endorsement (herein called “Schedule A”).

The term “Effective Date” for the Loan(s) covered by this Schedule Endorsement shall mean the date stated above.

Except for the foregoing amendments, the Policy and all terms, conditions, provisions, and limitations of the Policy remain in full force and effect. None of the terms, conditions, provisions and limitations of the Policy have been varied, waived, altered or extended in any manner except as expressly set forth in this Schedule Endorsement.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be signed by its duly authorized officers as of the Effective Date first above stated.

PMI MORTGAGE INSURANCE CO.

BY:		BY:
	President		Secretary

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No	Certificate Number	Loan Number	Coverage %	Loan Level Premium
1	40636501	122230279	32	1.951
2	40636510	122230337	30	1.965
3	40636528	122230543	30	2.366
4	40636536	122230592	29	0.848
5	40636544	122230832	33	1.993
6	40636552	122230949	32	2.024
7	40636561	122231640	34	0.653
8	40636579	122232093	34	0.851
9	40636587	122232564	34	2.300
10	40636595	122232572	34	0.893
11	40636609	122232796	37	1.061
12	40636617	122233059	34	1.231
13	40636625	122233141	32	1.547
14	40636633	122233455	34	1.938
15	40636641	122233596	37	1.721
16	40636650	122233646	34	1.158
17	40636668	122233679	34	1.373
18	40636676	122233794	40	2.364
19	40636684	122234016	36	1.804
20	40636692	122234461	32	2.280
21	40636706	122234792	34	2.216
22	40636714	122235021	34	1.643
23	40636722	122235120	34	1.097
24	40636731	122235138	30	0.469
25	40636749	122235351	30	1.541
26	40636757	122235377	34	1.346
27	40636765	122235443	37	1.740
28	40636773	122235690	37	1.452
29	40636781	122235856	32	0.629
30	40636790	122235922	32	0.992
31	40636803	122236003	30	0.483
32	40636811	122236078	28	0.689
33	40636820	122236151	32	0.419
34	40636838	122236623	34	2.175
35	40636846	122237498	34	1.351
36	40636854	122237910	37	1.490
37	40636862	122238256	37	1.016
38	40636871	122238272	30	0.363
39	40636889	122238553	37	2.041
40	40636897	122239130	30	0.887
41	40636901	122239296	30	0.693
42	40636919	122239411	30	1.157
43	40636927	122240039	34	1.132
44	40636935	122240179	34	2.078
45	40636943	122240427	30	1.104
46	40636951	122241607	37	1.800
47	40636960	122241680	34	0.725
48	40636978	122241847	33	1.213
49	40636986	122241912	29	0.543
50	40636994	122241946	30	0.870
51	40637001	122242035	34	1.680
52	40637010	122242050	37	0.773
53	40637028	122242076	30	1.114
54	40637036	122242100	34	1.555
55	40637044	122242415	37	1.378
56	40637052	122242464	40	0.932
57	40637061	122242480	30	0.529
58	40637079	122242522	36	1.197
59	40637087	122242860	34	2.164
60	40637095	122242993	34	2.340
61	40637109	122243140	30	1.386
62	40637117	122243355	34	0.673
63	40637125	122243520	34	1.715
64	40637133	122243611	37	1.570
65	40637141	122243686	37	1.549
66	40637150	122243694	34	1.757
67	40637168	122243777	30	1.366
68	40637176	122244049	34	2.016
69	40637184	122244577	34	1.609
70	40637192	122244742	30	0.475
71	40637206	122244874	37	2.394
72	40637214	122244940	37	1.026
73	40637222	122245582	30	1.889
74	40637231	122245632	34	1.753
75	40637249	122246069	34	1.364
76	40637257	122246242	37	1.507
77	40637265	122246291	34	0.451
78	40637273	122246457	30	1.488
79	40637281	122246531	40	0.940
80	40637290	122246689	30	1.292
81	40637303	122246747	32	0.641
82	40637311	122246986	34	1.077
83	40637320	122247158	30	1.561
84	40637338	122247232	30	0.649
85	40637346	122247539	34	0.573
86	40637354	122247562	34	1.704
87	40637362	122247596	37	0.474
88	40637371	122247802	37	0.712
89	40637389	122248453	34	0.955
90	40637397	122249667	37	1.986
91	40637401	122250731	30	1.501
92	40637419	122251390	34	0.500
93	40637427	122251713	34	0.770
94	40637435	122251887	30	2.339
95	40637443	122251978	34	0.690
96	40637451	122252000	30	1.265
97	40637460	122252729	29	0.880
98	40637478	122253099	30	2.301
99	40637486	122253396	34	2.394
100	40637494	122253446	30	2.036
101	40637508	122253503	37	1.251
102	40637516	122253610	39	1.652
103	40637524	122253818	34	1.528
104	40637532	122253933	37	1.586
105	40637541	122254279	34	1.357
106	40637559	122254352	37	1.375
107	40637567	122254956	30	0.867
108	40637575	122255466	34	0.859
109	40637583	122255987	30	0.811
110	40637591	122256365	34	1.894
111	40637605	122256407	30	1.337
112	40637613	122256456	37	2.031
113	40637621	122256530	34	0.815
114	40637630	122256621	30	2.324
115	40637648	122256894	37	0.983
116	40637656	122256977	30	2.207
117	40637664	122257009	34	1.293
118	40637672	122257017	34	0.908
119	40637681	122257298	30	0.975
120	40637699	122257587	30	1.243
121	40637702	122259781	34	1.851
122	40637711	122259898	32	1.031
123	40637729	122260409	30	1.107
124	40637737	122260557	34	2.143
125	40637745	122260979	37	1.544
126	40637753	122261068	32	0.393
127	40637761	122261142	34	2.190
128	40637770	122261225	37	2.383
129	40637788	122261399	34	0.493
130	40637796	122261589	34	0.458
131	40637800	122261712	26	1.681
132	40637818	122261803	36	0.907
133	40637826	122261845	34	1.341
134	40637834	122262322	30	1.008
135	40637842	122262439	30	1.918
136	40637851	122262512	32	0.624
137	40637869	122262736	27	0.756
138	40637877	122263023	34	0.618
139	40637885	122263478	34	1.751
140	40637893	122263668	34	0.635
141	40637907	122264039	37	1.843
142	40637915	122264047	30	0.782
143	40637923	122264153	37	1.488
144	40637931	122264633	30	2.149
145	40637940	122264856	30	0.492
146	40637958	122264880	34	1.476
147	40637966	122265101	40	0.685
148	40637974	122265200	34	2.092
149	40637982	122265234	34	0.721
150	40637991	122265242	34	0.725
151	40638008	122265358	34	0.962
152	40638016	122265424	37	1.773
153	40638024	122265440	37	0.767
154	40638032	122265457	34	0.608
155	40638041	122265671	40	0.645
156	40638059	122265689	37	1.000
157	40638067	122265762	30	0.985
158	40638075	122265788	37	1.838
159	40638083	122265846	34	1.178
160	40638091	122265879	34	2.240
161	40638105	122265887	37	1.831
162	40638113	122265903	34	1.344
163	40638121	122265960	37	1.575
164	40638130	122266026	30	1.921
165	40638148	122266034	30	0.490
166	40638156	122266042	32	0.846
167	40638164	122266117	33	1.095
168	40638172	122266232	34	0.446
169	40638181	122266414	26	1.803
170	40638199	122266661	34	1.368
171	40638202	122266695	37	2.225
172	40638211	122267305	30	2.264
173	40638229	122267354	34	0.960
174	40638237	122267362	30	0.986
175	40638245	122267420	30	1.009
176	40638253	122267438	34	1.718
177	40638261	122267453	40	2.017
178	40638270	122267487	37	2.233
179	40638288	122267511	30	1.118
180	40638296	122267586	34	1.842
181	40638300	122267610	37	2.113
182	40638318	122267883	37	0.935
183	40638326	122267925	30	1.056
184	40638334	122267933	34	1.550
185	40638342	122268816	30	2.339
186	40638351	122268931	40	1.765
187	40638369	122269053	37	2.114
188	40638377	122269103	34	1.431
189	40638385	122269517	35	0.835
190	40638393	122269921	30	1.158
191	40638407	122270291	34	1.704
192	40638415	122270325	34	1.824
193	40638423	122270861	30	0.663
194	40638431	122271299	32	1.051
195	40638440	122271554	34	0.483
196	40638458	122271646	27	2.396
197	40638466	122272297	29	2.038
198	40638474	122272388	34	1.601
199	40638482	122272396	34	1.979
200	40638491	122272537	34	2.262
201	40638504	122272719	40	1.685
202	40638512	122273105	32	0.805
203	40638521	122273204	34	0.993
204	40638539	122273246	28	1.914
205	40638547	122273352	30	1.264
206	40638555	122273402	30	0.748
207	40638563	122273675	37	1.243
208	40638571	122273709	37	1.667
209	40638580	122274145	34	2.391
210	40638598	122274244	34	1.206
211	40638601	122274350	30	2.216
212	40638610	122274640	40	2.338
213	40638628	122274749	34	1.315
214	40638636	122274855	30	1.864
215	40638644	122275225	40	1.926
216	40638652	122275431	40	1.744
217	40638661	122275852	34	0.503
218	40638679	122275878	37	1.002
219	40638687	122276033	30	1.100
220	40638695	122276157	34	0.893
221	40638709	122276280	37	0.690
222	40638717	122276314	37	1.224
223	40638725	122276348	34	0.710
224	40638733	122276397	30	0.490
225	40638741	122276496	30	1.960
226	40638750	122276520	37	1.946
227	40638768	122277510	34	1.312
228	40638776	122277981	30	1.768
229	40638784	122278385	34	0.662
230	40638792	122278914	34	1.268
231	40638806	122279045	30	1.032
232	40638814	122279060	30	1.110
233	40638822	122279110	37	1.182
234	40638831	122279268	30	0.767
235	40638849	122279276	30	1.000
236	40638857	122279573	37	1.653
237	40638865	122279607	37	1.952
238	40638873	122279664	40	1.368
239	40638881	122279896	37	2.079
240	40638890	122280019	40	1.256
241	40638903	122280035	30	0.799
242	40638911	122280449	34	1.680
243	40638920	122280738	27	0.393
244	40638938	122281124	30	1.077
245	40638946	122281249	32	2.065
246	40638954	122281447	30	0.728
247	40638962	122281553	34	2.250
248	40638971	122281801	34	1.347
249	40638989	122281819	37	1.384
250	40638997	122282254	34	1.273
251	40639004	122283104	34	1.775
252	40639012	122283369	30	0.901
253	40639021	122283435	32	1.221
254	40639039	122283922	28	2.162
255	40639047	122284342	30	1.888
256	40639055	122284359	32	1.305
257	40639063	122284920	37	1.930
258	40639071	122322811	30	1.750
259	40639080	122322852	26	1.275
260	40639098	122322928	34	1.148
261	40639101	122323116	34	0.570
262	40639110	122323181	34	1.178
263	40639128	122323371	29	1.922
264	40639136	122323603	40	1.203
265	40639144	122324288	34	1.172
266	40639152	122324320	30	0.546
267	40639161	122324346	34	2.092
268	40639179	122324577	34	2.071
269	40639187	122325277	37	1.026
270	40639195	122325475	33	1.046
271	40639209	122325863	34	0.894
272	40639217	122325962	30	1.984
273	40639225	122326283	34	1.692
274	40639233	122326317	40	0.581
275	40639241	122326416	34	0.518

PMI Mortgage Insurance Co.

BULK PRIMARY MASTER POLICY
BLOCKED PERSONS EXCLUSION ENDORSEMENT

ENDORSEMENT TO
BULK PRIMARY FIRST LIEN MASTER POLICY,
FORMS UW 2510.00 & UW 2511.00TX

It is understood and agreed that the Bulk Primary First Lien Master Policy (“Policy”) is amended as follows:

The following provision is added as a new Section III.,L. (“Blocked Persons Exclusion”):

L.
Any Claim arising from or related to a Loan made null and void by any of the provisions of the Office of Foreign Asset Control Regulations found in Title 31, Chapter V, Parts 500 through 598 of the United States Code of Federal Regulations, or any other state or federal statute or regulation prohibiting the making of a Loan to a specified Person.

All other terms and conditions of the Policy remained unchanged.

UW 2510.08 (05/04)

PMI Mortgage Insurance Co.

BULK PRIMARY FIRST LIEN MASTER POLICY
BULK QUALITY PROGRAM ENDORSEMENT

BULK QUALITY PROGRAM ENDORSEMENT TO
BULK PRIMARY FIRST LIEN MASTER POLICY,
FORMS UW 2510.00 (09/00) &
UW 2511.00 TX (09/00)

Section VI., C., (Representations and Reliance; Incontestability) is hereby deleted in its entirety and there is substituted in its place the following:

C.  Representations and Reliance; Incontestability - The Company is extending coverage under the Policy to Loans pursuant to the Bulk Quality Program in reliance upon the truth and accuracy of the information contained in the Application, including information in the Insured's Loan files and the statements made in the electronic transmittal of Loan information to PMI. The Insured agrees that statements made by any First Party in any documents submitted to the Insured at the time the Loan is originated, are deemed to be the representations of the Insured. No Claim payable under this Policy with respect to a Loan, arising from a Default otherwise covered under the Policy, will be denied, nor will the Certificate for such Loan be rescinded based on any misrepresentation made by any person other than a First Party in the Application or in the electronic transmittal of Loan information to PMI.

All conditions of the Policy not modified by this Endorsement remain in full force and effect for all Loans insured under the Policy.

This Bulk Quality Program Endorsement attaches to Bulk Primary Master Policy Number_21046-0031-0_ and is effective as of _10/01/06__

UW 2510.10 (09/05)